Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-75378 of Calavo Growers, Inc. on Form S-8 of our report dated January 12, 2005 appearing in this Annual Report on Form 10-K of Calavo Growers, Inc. for the year ended October 31, 2004.

/s/ Deloitte & Touche LLP

Costa Mesa, California
January 12, 2005